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EXHIBIT 99.1

July 25, 2002

Dow Reports Second Quarter Earnings

Second Quarter of 2002 Highlights

•
Sales were $7.2 billion, a decline of 2 percent from a year ago, with an 8 percent increase in volume and a 10 percent decrease in price.

•
Earnings per share were $0.28, excluding unusual items, down from a year ago, but showing a substantial improvement versus the first quarter of 2002.

•
Despite a margin compression of $280 million between price and feedstock and energy costs, EBIT, excluding unusual items, declined only $23 million versus a year ago, due to strong volume gains and cost reduction efforts.

	3 Months Ended June 30		6 Months Ended June 30
(In millions, except for per share amounts)
	2002	2001	2002	2001
Net Sales	$7,217	$7,344	$13,479	$14,730
Earnings (Loss) Before Interest, Income Taxes and Minority Interests ("EBIT")	539	558	782	(324)
Earnings (Loss) Per Common Share	$0.26	$0.31	$0.37	$(0.45)
Excluding Unusual Items:
EBIT	559	582	831	818
Earnings Per Common Share	$0.28	$0.33	$0.35	$0.37

Review of Second Quarter Results

        The Dow Chemical Company reported second quarter sales of $7.2 billion, a decline from $7.3 billion a year ago. Excluding unusual items, earnings before interest, income taxes and minority interests (EBIT) were $559 million, net income was $252 million and earnings per share were $0.28. Reported earnings per share were $0.26.

        For a description of unusual items that impacted second quarter results in 2002 and 2001, see "Supplemental Information" at the end of this release.

        Margin compression continued with price declines outpacing lower feedstock and energy costs by $280 million. Stronger gains in volume and continued productivity improvements helped the company mitigate the impact of this margin compression, as EBIT declined only $23 million from a year ago, excluding unusual items in both periods.

        Noting that results were substantially better than the first quarter of 2002, J. Pedro Reinhard, executive vice president and chief financial officer, commented that the industry has begun to show signs of improvement from trough level pricing. "We're pleased that Dow's earnings are beginning to recover, reflecting some of the economic improvement which helped our volume growth. The company continues to benefit from its aggressive focus on productivity improvements and on capturing the synergies from the Union Carbide merger and other acquisitions."

        Dow's second quarter sales declined 2 percent, compared with a year ago, due to an 8 percent rise in volume and a 10 percent decrease in price. Volume was up substantially in nearly all segments, led by double-digit gains in Plastics, Chemicals and Agricultural Sciences. Volume rose in all geographic areas, most notably in Asia Pacific, Latin America and Europe. This broad-based volume improvement was the largest year-over-year quarterly gain since the third quarter of 2000.

        Price decreased in all segments, compared with a year ago, with the sharpest declines in the Chemicals and Plastics segments. It is worth noting, however, that price rose 6 percent versus the first quarter of 2002, as margins started to recover from historically low levels.

        In the performance segments, EBIT, excluding unusual items, increased by 7 percent from a year ago, due primarily to strong volume gains. Agricultural Sciences results reflected the full integration of Rohm and Haas' agricultural chemicals business, which was acquired in June of last year. In Performance Plastics and Performance Chemicals, EBIT improved despite the impact of lower prices that outpaced the reduction in feedstock and energy costs. Both segments benefited from strengthening demand in the housing and automotive industries, as well as from volume gains from recent acquisitions.

        EBIT in the basics segments rose 38 percent from a year ago, benefiting from strong volume gains, cost synergies and lower feedstock and energy costs, which more than offset the impact of significant price declines. Although Chemicals and Plastics experienced price declines of 21 and 14 percent, respectively, versus a year ago, Plastics EBIT rose substantially compared with the first quarter of 2002, due to a number of price increases that were implemented during the second quarter.

        Commenting on the outlook for the remainder of the year, Reinhard said, "We expect overall economic activity to continue its improvement in the third quarter. Dow's results should benefit from upward price momentum, as feedstock and energy costs remain stable."

        Dow estimates earnings for the third quarter will be substantially better than the third quarter of last year and may show an improvement from results in the second quarter of this year.

        The company will host a live audio Webcast of its earnings conference call with investors to discuss its results and business outlook at 10 a.m. EDT today on www.dow.com.

        Dow is a leading science and technology company that provides innovative chemical, plastic and agricultural products and services to many essential consumer markets. With annual sales of $28 billion, Dow serves customers in more than 170 countries and a wide range of markets that are vital to human progress, including food, transportation, health and medicine, personal and home care, and building and construction, among others. Committed to the principles of sustainable development, Dow and its approximately 50,000 employees seek to balance economic, environmental and social responsibilities.

        Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the company's operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that the company's expectations will be realized. The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Supplemental Information

        The following information summarizes the impact of unusual items on EBIT, net income and earnings per share for 2002 and 2001, on a second quarter and year-to-date basis.

Description of Unusual Items—Second Quarter of 2002 and 2001

        Results in the second quarter of 2002 were unfavorably impacted by additional pretax merger-related expenses of $10 million and a $10 million pretax restructuring charge (Dow's share) recorded by UOP LLC, Dow's joint venture with Honeywell, reflected in "Equity in earnings of nonconsolidated affiliates" in the Performance Plastics segment.

        In the second quarter of 2001, earnings were impacted by additional pretax merger-related expenses of $24 million.

	EBIT		Net Income		Earnings Per Share
	Three Months Ended		Three Months Ended		Three Months Ended
In millions, except per share amounts	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
Unusual items:
Merger-related expenses and restructuring	$(10)	$(24)	$(7)	$(17)	$(0.01)	$(0.02)
UOP restructuring	(10)	—	(7)	—	(0.01)	—

Total unusual items	$(20)	$(24)	$(14)	$(17)	$(0.02)	$(0.02)

As reported	$539	$558	$238	$280	$0.26	$0.31
Excluding unusual items	$559	$582	$252	$297	$0.28	$0.33

Description of Unusual Items—Year-to-Date 2002 and 2001

        Results in the first half of 2002 were unfavorably impacted by additional pretax merger-related expenses of $23 million, a $10 million pretax restructuring charge (Dow's share) recorded by UOP LLC, pretax goodwill impairment losses of $16 million related to investments in nonconsolidated affiliates and a net after-tax gain of $67 million related to the adoption of two new accounting standards (SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets").

        In the first half of 2001, earnings were impacted by a pretax special charge of $1.4 billion for costs related to the Union Carbide merger, a pretax gain of $266 million on the sale of stock in Schlumberger Ltd. and an after-tax transition adjustment gain of $32 million related to the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

	EBIT		Net Income		Earnings Per Share
	Six Months Ended		Six Months Ended		Six Months Ended
In millions, except per share amounts	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
Unusual items:
Merger-related expenses and restructuring	$(23)	$(1,408)	$(15)	$(936)	$(0.02)	$(1.04)
UOP restructuring	(10)	—	(7)	—	(0.01)	—
Goodwill impairment losses in nonconsolidated affiliates	(16)	—	(16)	—	(0.02)	—
Gain on sale of Schlumberger stock	—	266	—	168	—	0.18
Cumulative effect of changes in accounting principles	—	—	67	32	0.07	0.04

Total unusual items	$(49)	$(1,142)	$29	$(736)	$0.02	$(0.82)

As reported	$782	$(324)	$343	$(405)	$0.37	$(0.45)
Excluding unusual items	$831	$818	$314	$331	$0.35	$0.37

THE DOW CHEMICAL COMPANY — 2Q02 EARNINGS
FINANCIAL STATEMENTS (Note A)

The Dow Chemical Company and Subsidiaries
Consolidated Statements of Income

	Three Months Ended		Six Months Ended
In millions, except per share amounts (Unaudited)	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
Net Sales	$7,217	$7,344	$13,479	$14,730

Cost of sales	5,990	6,137	11,311	12,593
Research and development expenses	272	271	522	543
Selling, general and administrative expenses	405	456	796	908
Amortization of intangibles	19	35	33	68
Merger-related expenses and restructuring (Note B)	10	24	23	1,408
Insurance and finance company operations, pretax income	1	14	10	25
Equity in earnings (losses) of nonconsolidated affiliates	21	38	(5)	73
Sundry income (expense) — net	(4)	85	(17)	368

Earnings (Loss) before Interest, Income Taxes and Minority Interests	539	558	782	(324)

Interest income	14	16	30	40
Interest expense and amortization of debt discount	188	179	377	361

Income (Loss) before Income Taxes and Minority Interests	365	395	435	(645)

Provision (Credit) for income taxes	111	120	135	(220)
Minority interests' share in income (loss)	16	(5)	24	12

Income (Loss) before Cumulative Effect of Changes in Accounting Principles	238	280	276	(437)

Cumulative effect of changes in accounting principles (Note C)	—	—	67	32

Net Income (Loss) Available for Common Stockholders	$238	$280	$343	$(405)

Share Data
Earnings (Loss) before cumulative effect of changes in accounting principles per common share — basic	$0.26	$0.31	$0.30	$(0.49)
Earnings (Loss) per common share — basic	$0.26	$0.31	$0.38	$(0.45)
Earnings (Loss) before cumulative effect of changes in accounting principles per common share — diluted	$0.26	$0.31	$0.30	$(0.49)
Earnings (Loss) per common share — diluted	$0.26	$0.31	$0.37	$(0.45)
Common stock dividends declared per share of common stock	$0.335	$0.335	$0.67	$0.625
Weighted-average common shares outstanding — basic	910.7	900.9	909.0	899.5
Weighted-average common shares outstanding — diluted	919.3	912.7	917.2	899.5

Depreciation	$402	$384	$790	$772

Capital Expenditures	$391	$376	$688	$649

Notes to the Consolidated Financial Statements:

Note A:	The unaudited interim consolidated financial statements reflect all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods covered. Certain reclassifications of prior year amounts have been made to conform to current year presentation. These statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K filed on March 20, 2002, for the year ended December 31, 2001. Except as otherwise indicated by the context, the terms "Company" and "Dow" as used herein mean The Dow Chemical Company and its consolidated subsidiaries.
Note B:
In the first half of 2001, pretax costs of $1,408 million were recorded for merger-related expenses and restructuring. These costs included transaction costs, employee severance, and the write-down of duplicate assets and facilities.
In the first half of 2002, the Company recorded one-time merger and integration costs of $23 million.
Note C:
On January 1, 2001, the Company recorded a cumulative transition adjustment gain of $32 million (net of related income tax of $19 million), upon adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities."

On January 1, 2002, the Company adopted SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." The cumulative effect of adoption was a net gain of $67 million and was primarily due to the write-off of negative goodwill related to BSL, partially offset by the write-off of unrelated goodwill impairments. Total goodwill amortization expense, including equity method goodwill, was $31 million in the second quarter of 2001 and $54 million in the first six months of 2001.

The Dow Chemical Company and Subsidiaries
Consolidated Balance Sheets

In millions (Unaudited)	June 30, 2002	Dec. 31, 2001
Assets
Current Assets
Cash and cash equivalents	$299	$220
Marketable securities and interest-bearing deposits	64	44
Accounts and notes receivable:
Trade (net of allowance for doubtful receivables — 2002: $120; 2001: $123)	3,667	2,868
Other	2,047	2,230
Inventories:
Finished and work in process	3,440	3,569
Materials and supplies	915	871
Deferred income tax assets — current	518	506

Total current assets	10,950	10,308

Investments
Investment in nonconsolidated affiliates	1,615	1,581
Other investments	1,703	1,663
Noncurrent receivables	1,003	802

Total investments	4,321	4,046

Property
Property	37,206	35,890
Less accumulated depreciation	23,469	22,311

Net property	13,737	13,579

Other Assets
Goodwill	3,180	3,130
Other intangible assets (net of accumulated amortization — 2002: $388; 2001: $346)	609	607
Deferred income tax assets — noncurrent	2,550	2,248
Deferred charges and other assets	1,758	1,597

Total other assets	8,097	7,582

Total Assets	$37,105	$35,515

Liabilities and Stockholders' Equity
Current Liabilities
Notes payable	$1,645	$1,209
Long-term debt due within one year	921	408
Accounts payable:
Trade	2,505	2,713
Other	1,284	926
Income taxes payable	196	190
Deferred income tax liabilities — current	285	236
Dividends payable	327	323
Accrued and other current liabilities	2,257	2,120

Total current liabilities	9,420	8,125

Long-Term Debt	9,336	9,266

Other Noncurrent Liabilities
Deferred income tax liabilities — noncurrent	1,063	760
Pension and other postretirement benefits — noncurrent	2,416	2,475
Other noncurrent obligations	3,464	3,539

Total other noncurrent liabilities	6,943	6,774

Minority Interest in Subsidiaries	355	357

Preferred Securities of Subsidiaries	1,000	1,000

Stockholders' Equity
Common stock	2,453	2,453
Additional paid-in capital	—	—
Unearned ESOP shares	(86)	(90)
Retained earnings	10,833	11,112
Accumulated other comprehensive loss	(905)	(1,070)
Treasury stock at cost	(2,244)	(2,412)

Net stockholders' equity	10,051	9,993

Total Liabilities and Stockholders' Equity	$37,105	$35,515

See Notes to the Consolidated Financial Statements.

The Dow Chemical Company and Subsidiaries
Operating Segments and Geographic Areas

	Three Months Ended		Six Months Ended
In millions (Unaudited)	June 30, 2002	June 30, 2001	June 30, 2002	June 30, 2001
Operating segment sales
Performance Plastics	$1,835	$1,864	$3,554	$3,785
Performance Chemicals	1,302	1,240	2,561	2,550
Agricultural Sciences	886	809	1,531	1,414
Plastics	1,688	1,697	3,116	3,466
Chemicals	861	945	1,546	1,941
Hydrocarbons and Energy	583	718	1,068	1,427
Unallocated and Other	62	71	103	147

Total	$7,217	$7,344	$13,479	$14,730

Operating segment EBIT
Performance Plastics	$145	$140	$392	$357
Performance Chemicals	165	158	363	258
Agricultural Sciences	189	176	215	219
Plastics	106	42	44	75
Chemicals	(15)	45	(68)	38
Hydrocarbons and Energy	10	(14)	41	(3)
Unallocated and Other	(61)	11	(205)	(1,268)

Total	$539	$558	$782	$(324)

Geographic area sales
United States	$2,983	$3,203	$5,539	$6,408
Europe	2,359	2,265	4,514	4,635
Rest of World	1,875	1,876	3,426	3,687

Total	$7,217	$7,344	$13,479	$14,730

The Dow Chemical Company and Subsidiaries
Sales Volume and Price by Operating Segment and Geographic Area

	Three Months Ended June 30, 2002			Six Months Ended June 30, 2002
Percentage change from prior year
	Volume	Price	Total	Volume	Price	Total
Operating segments
Performance Plastics	6%	(8)%	(2)%	4%	(10)%	(6)%
Performance Chemicals	9%	(4)%	5%	5%	(5)%	—
Agricultural Sciences	11%	(1)%	10%	10%	(2)%	8%
Plastics	13%	(14)%	(1)%	12%	(22)%	(10)%
Chemicals	12%	(21)%	(9)%	3%	(23)%	(20)%
Hydrocarbons and Energy	(8)%	(11)%	(19)%	1%	(26)%	(25)%

Total	8%	(10)%	(2)%	6%	(14)%	(8)%

Geographic areas
United States	3%	(10)%	(7)%	(1)%	(13)%	(14)%
Europe	11%	(7)%	4%	13%	(16)%	(3)%
Rest of World	14%	(14)%	—	10%	(17)%	(7)%

Total	8%	(10)%	(2)%	6%	(14)%	(8)%

End of Dow Chemical 2Q02 Earnings Release

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  EXHIBIT 99.1
Dow Reports Second Quarter Earnings Second Quarter of 2002 Highlights
The Dow Chemical Company and Subsidiaries Consolidated Statements of Income
The Dow Chemical Company and Subsidiaries Consolidated Balance Sheets
The Dow Chemical Company and Subsidiaries Operating Segments and Geographic Areas
The Dow Chemical Company and Subsidiaries Sales Volume and Price by Operating Segment and Geographic Area